Exhibit 1.1

Execution Version

4,137,931 Shares

INTELLIA THERAPEUTICS, INC.

Common Stock

UNDERWRITING AGREEMENT

June 29, 2021

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

    As Representatives of the Several Underwriters

c/o Goldman Sachs & Co. LLC

    200 West Street

    New York, NY 10282

c/o Jefferies LLC

    520 Madison Avenue

    New York, NY 10022

c/o SVB Leerink LLC

    One Federal Street, 37th Floor

    Boston, MA 02110

c/o Barclays Capital Inc.

    745 Seventh Avenue

    New York, NY 10019

Dear Sir or Madam:

1.    Introductory. Intellia Therapeutics, Inc., a Delaware corporation (“Company”), agrees with Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jefferies”), SVB Leerink LLC (“SVB Leerink”) and Barclays Capital Inc. (“Barclays”) and the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom Goldman Sachs, Jefferies, SVB Leerink and Barclays are acting as representatives (in such capacity, the “Representatives”), to issue and sell to the several Underwriters 4,137,931 shares (the “Firm Securities”) of its common stock, par value $0.0001 per share (the “Securities”), and also agrees to issue and sell to the Underwriters, at the option of the Underwriters, not more than 620,689 additional Securities (such 620,689 additional shares of the Securities, the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission an “automatic shelf registration statement” as defined under Rule 405 under the Act, on Form S-3 (No. 333-251022), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time, means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the term “Registration Statement” as of the time specified in Rule 430B.

For purposes of this agreement (this “Agreement”):

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:50 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The Nasdaq Stock Market LLC (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)    Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)    Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(d)    Ineligible Issuer Status. (i) At the time of the initial filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405. At the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)), made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(e)    General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated June 28, 2021, including the base prospectus, dated November 30, 2020 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)    Incorporated Documents. The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed or became effective with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(h)    Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General

Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i)    Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in such good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(j)    Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(k)    No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l)    Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights or is contractually prohibited from exercising such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof.

(m)    Listing. The Offered Securities have been approved for listing on the Nasdaq Stock Market, subject to notice of issuance; the Securities are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Stock Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting the Securities from the Nasdaq Stock Market, nor has the Company received any notification that the Commission or the Nasdaq Stock Market is contemplating terminating such registration or listing.

(n)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws.

(o)    Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) the Company and its subsidiaries have good and marketable title to all real properties and all other tangible personal properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and (ii) the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(p)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except with respect to clauses (ii) and (iii) above where such breach, violation or default would not have a Material Adverse Effect and as would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not reasonably be expected to have a Material Adverse Effect.

(r)    Authorization of Agreement. This Agreement and the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

(s)    Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance in all material respects with the terms of, all applicable certificates, franchises, licenses, approvals, clearances, exemptions, registrations, consents, permits and other authorizations (collectively, “Licenses”) necessary or material to the conduct of the business, including, without limitation, all such Licenses required by the U.S. Food and Drug Administration (“FDA”), and all such Licenses are valid and in full force and effect. The Company and each of its subsidiaries has fulfilled and performed all of their material obligations with respect to the Licenses and, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any License. Neither the Company nor any of its subsidiaries has received any notice of proceedings related to the revocation of, modification of, or non-compliance with, any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(t)    Studies. The pre-clinical studies (as applicable) conducted by, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries or their product candidates participated, were and, if still pending are being, conducted in all material respects in accordance with the experimental protocols established for each study and with all applicable Licenses and Health Care Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, and their applicable implementing regulations; the descriptions of the results of such studies contained in the General Disclosure Package or the Final Prospectus are accurate and complete in all material respects and fairly present the data derived from such material studies; except to the extent disclosed in the General Disclosure Package and the Final Prospectus, the Company is not aware of any studies, the results of which are inconsistent with or otherwise call into question the study results described or referred to in the General Disclosure Package or the Final Prospectus; and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing preclinical studies conducted or proposed to be conducted by or on behalf of the Company.

(u)    Healthcare Laws and Compliance. The Company and each of its subsidiaries has operated and currently is in compliance in all material respects with all applicable Health Care Laws (defined herein), and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. For purposes of this Agreement, “Health Care Laws” shall mean the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other similar local, state or federal law and regulations. The Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence, communication or notice from the U.S. Food and Drug Administration or any other governmental or regulatory authority alleging or asserting noncompliance with any Health Care Laws applicable to the Company. The Company is not a party to nor has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Neither the Company nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

(v)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(w)    Possession of Intellectual Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries own, possess or, to the knowledge of the Company, can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package or the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property

Rights would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, none of the patents and patent applications of the Company or its subsidiaries are invalid or unenforceable, in whole or in part, and the Company is unaware of any facts that would form a reasonable basis for such a determination. None of the Intellectual Property Rights of the Company or its subsidiaries, other than patents and patent applications, are invalid or unenforceable, in whole or in part, and the Company is unaware of any facts that would form a reasonable basis for such a determination. To the knowledge of the Company, there are no unreleased liens or security interests which have been filed against any of the patents owned by or licensed to the Company, except those that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) the Company is not obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with its Intellectual Property Rights; (ii) to the Company’s knowledge, there are no ownership or license rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, in any field of use, other than the respective licensor to the Company of such Intellectual Property Rights; (iii) to the Company’s knowledge, there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others (a) challenging the Company’s or any of its subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights; (b) challenging the validity, enforceability or scope of any such Intellectual Property Rights; or (c) that alleges the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others, and, in each case, the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of the rights of any persons; and (vi) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. To the knowledge of the Company, except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, (1) neither the commercial development nor the sale of any of the proposed products or processes of the Company, as described in the General Disclosure Package or the Final Prospectus, infringes, misappropriates or otherwise violates, or would infringe, misappropriate or otherwise violate, upon the commercialization of such proposed products or processes, any existing Intellectual Property Rights of any third party; and (2) each current and former employee and consultant of the Company (a) has executed an inventions assignment and confidentiality agreement with the Company, on or about the respective date of hire, and signed copies of such agreements have been made available to the Representatives and their counsel; and (b) has signed or agreed to assign to the Company any and all Intellectual Property Rights he or she may possess or may have possessed that are related to the Company’s business, as currently conducted and as proposed to be conducted, as described in the General Disclosure Package and the Final Prospectus, except where such failure to execute such agreement or to agree to assign such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(x)    Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(y)    Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended and (iii) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Neither the Company nor its subsidiaries (i) have an establishment in the United Kingdom, European Union or the European Economic Area or offer goods or services or monitor the behavior of data subjects within the United Kingdom, European Union or the European Economic Area or (ii) is a covered entity, business associate, or otherwise receives any protected health information as such terms are defined under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to any Personal Data held by the Company and/or its subsidiaries, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(z)    Compliance with Data Privacy Laws. The Company and its subsidiaries are, and to the Knowledge of the Company at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the

Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(aa)    Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders”, “Description of Capital Stock,” “Risk Factors—Risks Related to Our Intellectual Property,” “Business—Collaborations,” “Risk Factors—Risks Related to Government Regulation,” “Business—Intellectual Property,” “Business—Government Regulation and Product Approval,” “Legal Proceedings” and “Certain Relationships and Related Party Transactions, and Director Independence” insofar as such statements summarize legal matters, agreements, documents, licenses or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, licenses or proceedings and present the information required to be shown.

(bb)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Securities or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Securities on the Nasdaq Stock Market in accordance with Regulation M.

(cc)    FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA Rules 5110, 5190 and 5121 is true, complete and correct. Neither the Company nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.

(dd)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, Statutory Prospectus, General Disclosure Package or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.

(ee)    Internal Controls and Compliance with Sarbanes-Oxley. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley (to the extent applicable) and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws (to the extent applicable) and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit

Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company has no current reason to expect to publicly disclose or report to the Audit Committee or the Board, a “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(ff)    Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and the Company’s independent auditors have not recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which would reasonably be expected to result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(gg)    Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)    Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(ii)    Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis and the schedules to the financial statements included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial data, if any, included in the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the General Disclosure Package or the Final Prospectus. The interactive data in eXtensible Business Reporting Language included in the General Disclosure Package and the Final Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)    No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries (iv) except as disclosed in the General Disclosure Package and the Final Prospectus, there has been no material transaction entered into by the Company or any of its subsidiaries taken as a whole and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries taken as a whole, other than transactions in the ordinary course of business, (v) except as disclosed in the General Disclosure Package and the Final Prospectus, there has been no obligation, direct or contingent, incurred by the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, except obligations incurred in the ordinary course of business and (vi) except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or material interference with any of their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(kk)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll)    Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section (3)(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(mm)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, influence payment, payoff, kickback or other unlawful or improper payment or benefit; and the Company and its subsidiaries, any affiliate under the control of the Company or any of its subsidiaries and, to the Company’s knowledge, any affiliate not under control of the Company or any of its subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(nn)    Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions in which the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(oo)    No Conflicts with Sanctions Laws.

(i)    Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(A)    the subject or target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”)).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(A)    to fund or facilitate any activities or business of or with any individual or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions;

(B)    to fund or facilitate any activities of or business in any Sanctioned Country; or

(C)    in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity that at the time of the dealing or transaction is or was the subject or target of Sanctions or with or in any Sanctioned Country.

(pp)    Tax Matters. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to have been filed by them or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect). Except as set forth in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect. There are no deficiencies for taxes, including any interest and penalties thereon, with respect to the Company or any of its subsidiaries that have been claimed, proposed or assessed by any tax authority, except as would not reasonably be expected to have a Material Adverse Effect.

(qq)    Insurance. (i) The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for similarly sized companies in the businesses in which they are engaged; (ii) all material policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) except in respect of certain legal proceedings disclosed in the General Disclosure Package and the Final Prospectus, there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has (i) been refused any insurance coverage sought or applied or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.

(rr)    No Restrictions on Payments by Subsidiaries. Except as described in the General Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(ss)    ERISA Compliance. Except as would not reasonably be expected to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or an ERISA Affiliate (which means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) of which the Company is a member) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, as applicable, have been satisfied (without taking into account any waiver thereof or extension of any amortization period) and are reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv)

no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (v) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan.

(tt)     Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communication. The Company has not distributed any Written Testing-the-Waters Communication.

(uu)    Actively Traded Security. The Securities are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(vv)    Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the General Disclosure Package or Final Prospectus which have not been described as required.

3.    Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $136.30 per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto under the caption “Number of Firm Securities to be Purchased.”

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price for such Firm Securities by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank specified by the Company (and reasonably acceptable to the Representatives) drawn to the order of the Company, at the office of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York at 9:30 A.M., New York time, on July 2, 2021, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Such notice shall set forth (i) the aggregate number of shares of Optional Securities to be sold by the Company as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities on Schedule A hereto (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each Optional Closing Date shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased by the Underwriters on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Representatives against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to the Representatives drawn to the order of the Company, at the above office of Latham & Watkins LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Latham & Watkins LLP at a reasonable time in advance of such Optional Closing Date.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.    Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)    Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than 5:30 pm (Eastern time) on the business day immediately preceding the First Closing Date. The Company has complied and will comply with Rule 433.

(b)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period and will not effect such amendment or supplement without the Representatives’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)    Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e)    Rule 158. As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (of which one will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., Eastern time, on the second business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify or register as a foreign corporation in any jurisdiction in which it is not so qualified, file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(h)    Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriters.

(i)    Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities and any taxes payable in that connection, any filing fees and other documented expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto (in an amount not to exceed $5,000 in the aggregate), documented costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of

the Offered Securities including filing fees (and the reasonable fees and expenses of counsel for the Underwriters relating to such review in an amount not to exceed $35,000 in the aggregate), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the cost of transportation in connection with the road show; provided, that 50% of the cost of any aircraft chartered in connection with the road show shall be the responsibility of the Underwriters (it being understood that the other 50% shall be the responsibility of the Company), fees and expenses incident to listing the Offered Securities on the Nasdaq Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Except as provided in this Section 5(i) and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

(j)    Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)    Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge, make any short sale or otherwise transfer or dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Goldman Sachs, Jefferies, SVB Leerink and Barclays; except the Company may (a) grant employee stock options, restricted shares of common stock or other equity grants pursuant to the terms of a plan in effect on the date hereof, (b) issue Lock-Up Securities pursuant to the exercise of such options or equity grants, (c) issue Lock-Up Securities upon the exercise of any other employee stock options outstanding on the date hereof, (d) sell Lock-Up Securities pursuant to this Agreement, (e) file a registration statement on Form S-8 relating to the Lock-Up Securities granted pursuant to the Company’s equity incentive plans existing as of the First Closing Date and disclosed in the General Disclosure Package and the Final Prospectus, and (f) issue Lock-Up Securities or any securities convertible into, or exercisable, or exchangeable for, Lock-Up Securities in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership); provided, that in the case of clause (f) such issuances, sales or deliveries shall not be greater than 5% of the total outstanding shares of common stock of the Company immediately following the completion of this offering of Offered Securities and, in the cases of clauses (b) and (f), the recipients of such Lock-Up Securities agree to be bound by a lockup letter in the form executed by directors, officers and shareholders pursuant to Section 7(h) hereof. The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that Goldman Sachs, Jefferies, SVB Leerink and Barclays consent to in writing.

6.    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in such letter shall be a date no more than three days prior to such Closing Date).

(b)    Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)    Opinion of Counsel for the Company. The Representatives shall have received an opinion and negative assurance letter, dated such Closing Date, of Goodwin Procter LLP, counsel for the Company, in substantially the forms attached hereto as Exhibits A-1 and A-2, respectively.

(e)    Opinion of IP Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of McNeill Baur PLLC, special intellectual property counsel for the Company, in substantially the form attached hereto as Exhibit B.

(f)    Opinion of Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, with respect to such matters as the Representatives may require, and negative assurance letter, in form and substance reasonably satisfactory to the Representatives, in each case dated such Closing Date, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)    Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are threatened by the Commission; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(h)    Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters in the form attached hereto as Exhibit C hereto from each executive officer, director, stockholder and other equity holder of the Company specified in Schedule C to this Agreement.

(i)    Chief Financial Officer’s Certificate. The Representatives shall have received certificates dated, respectively, the date hereof and each Closing Date, signed by the chief financial officer of the Company, in form and substance satisfactory to the Representatives.

(j)    Approval of Listing. On or prior to such Closing Date, the Offered Securities shall have been approved for listing on the Nasdaq Stock Market.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting.” in the Final Prospectus furnished on behalf of each Underwriter.

(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than any of the events specified in clauses (iii), (iv), (vi), (vii) or (viii) of Section 7(c) or because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, c/o SVB Leerink LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Stuart R. Nayman, Esq., and c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133) or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 40 Erie St., Cambridge, M.A. 02139, Attention General Counsel; with a copy to Goodwin Procter LLP, Exchange Place, 100 Northern Ave., Boston, Massachusetts 02109, Attn: Arthur R. McGivern, Esq., provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.    Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts and the lock-up letter may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

INTELLIA THERAPEUTICS, INC.

By:	/s/ John Leonard
Name:	John M. Leonard, M.D.
Title:	President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Elizabeth Wood
	Name:	Elizabeth Wood
	Title:	Managing Director

JEFFERIES LLC

By:	/s/ Matthew King
	Name:	Matthew King
	Title:	Managing Director

SVB LEERINK LLC

By:	/s/ Dan Dubin
	Name:	Dan Dubin
	Title:	Vice Chairman, Global Co-Head of Investment Banking

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Authorized Signatory

Acting on behalf of themselves and as the Representatives of the several Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Goldman Sachs & Co. LLC	1,655,173
Jefferies LLC	993,103
SVB Leerink LLC	951,724
Barclays Capital Inc.	413,793
Truist Securities, Inc.	124,138

Total	4,137,931

SCHEDULE B

1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	The initial price per share to the public of the Offered Securities: $145.00

2.	Number of Firm Securities: 4,137,931

3.	Number of Optional Securities: 620,689

SCHEDULE C

Persons Signing Lock-Up Agreements

John Leonard, M.D.

Glenn Goddard

James Basta

David Lebwohl, M.D.

Andrew Schiermeier, Ph.D.

Laura Sepp-Lorenzino, Ph.D.

Fred Cohen, M.D., D.Phil.

John F. Crowley

Caroline Dorsa

Jean-François Formela, M.D. (solely in his individual capacity)

Jesse Goodman, M.D.

Georgia Keresty, Ph.D.

Frank Verwiel, M.D.

Exhibit A-1

Form of Opinion of Goodwin Procter LLP

July     , 2021

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

As Representatives of the

Several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o SVB Leerink LLC

One Federal Street, 37th Floor

Boston, Massachusetts 02110

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re: Intellia Therapeutics, Inc.

We have acted as counsel for Intellia Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the sale to the Underwriters (as defined below) by the Company of                  shares (the “Shares”) of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company. We are furnishing this opinion letter to you pursuant to Section 7(d) of the Underwriting Agreement, dated as of June 29, 2021 (the “Underwriting Agreement”), among the Company and the Underwriters listed on Schedule A to the Underwriting Agreement, for whom you are acting as Representatives (the “Underwriters”).

The Company’s Registration Statement on Form S-3 (File No. 333-251022) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 30, 2020, including the information deemed to be included in it at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this opinion letter as the “Registration Statement.” The form of prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated as of June 29, 2021 and filed with the Commission on June     , 2021 pursuant to Rule 424(b) under the Securities Act, is referred to in this opinion letter as the “Prospectus.” The base prospectus included in the Registration Statement when it became effective, as supplemented by the preliminary prospectus supplement dated June 28, 2021, and filed with the Commission on June 28, 2021, including the documents incorporated by reference therein, is referenced to in this opinion letter as the “Pricing Disclosure Package.”

As used herein, “Subsidiary” means the subsidiary of the Company identified on Exhibit A to this opinion letter.

We have reviewed the agreements listed in Exhibit B to this opinion letter (the “Listed Agreements”) and made such investigation of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations made in the Underwriting Agreement and certificates and other inquiries of officers of the Company.

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

July     , 2021

Our opinion regarding valid existence and good standing in numbered paragraph 1 is based solely on a certificate of the Delaware Secretary of State and, in the case of valid existence, a review of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and an officer’s certificate confirming that the Company has taken no action looking to its dissolution.

Our opinions in numbered paragraph 3 below regarding the due qualification and good standing of the Company as a foreign corporation are based solely on certificates of the Secretaries of State or other appropriate officials of the respective jurisdictions identified on Exhibit A to this opinion letter in which the Company is qualified as a foreign corporation. We express no opinion as to the tax good standing of the Company in any jurisdiction.

For purposes of our opinion in numbered paragraph 8(c), we have interpreted the terms of the contracts addressed by that opinion as they would be understood in Massachusetts.

The opinions set forth below are limited to Massachusetts law, the Delaware General Corporation Law, the federal law of the United States, and solely with respect to numbered paragraphs 8(a) and 8(b), New York law. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antifraud laws.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.    The Company has been duly incorporated and is validly existing as a corporation and in good standing under Delaware law.

2.    The Company has the corporate power to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to execute and deliver, and to perform its obligations under, the Underwriting Agreement.

3.    The Company is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on Exhibit A to this opinion letter.

4.    The Company’s authorized capital stock is as set forth under the caption “Description of Capital Stock” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Shares conform in all material respects to the description of Common Stock set forth under the caption “Description of Capital Stock” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

5.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.    The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares are not subject to any preemptive right under the Delaware General Corporation Law or the Certificate of Incorporation or the Second Amended and Restated By-laws of the Company (the “By-laws”), or similar contractual rights under any of the Listed Agreements, except for any such preemptive or contractual rights that have been waived.

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

July     , 2021

7.    The execution and delivery by the Company of the Underwriting Agreement and its issuance and sale of the Shares do not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any governmental authority pursuant to the Delaware General Corporation Law or any New York, Massachusetts or federal statute or rule or regulation thereunder, except those that have been obtained or made under the Securities Act, (b) result in a violation by the Company of the Certificate of Incorporation or the By-laws, the Delaware General Corporation Law or any New York, Massachusetts or federal statute or rule or regulation thereunder, or (c) result in a breach of, or constitute a default under, any of the Listed Agreements.

8.    The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Capital Stock,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and the statements in the Registration Statement under Part II, Item 15 insofar as such statements contain descriptions of statutes, rules or regulations, or the terms of agreements or the terms of the Certificate of Incorporation or By-laws, are correct in all material respects.

9.    The Company is not, and after giving effect to the issuance of the Shares and the application of the proceeds as described in the Prospectus, will not be, an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

10.    The statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the caption “Business – Government Regulation and Product Approval” insofar as such statements contain descriptions of the United States Federal Food, Drug, and Cosmetic Act set forth at 21 U.S.C. §301 et seq. and the regulations promulgated thereunder, are correct in all material respects.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

This opinion letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the sale of the Shares to the Underwriters, and neither it nor the opinions it contains may be relied on for any other purpose or by anyone else.

Very truly yours,

GOODWIN PROCTER LLP

EXHIBIT A

Jurisdiction(s) in Which Company Qualified as a Foreign Corporation:

Massachusetts

A-1

EXHIBIT B

LIST OF AGREEMENTS

1.	License Agreement dated as of July 16, 2014 by and between the Company (as successor in interest of Intellia Therapeutics, LLC) and Caribou Biosciences, Inc.

2.	Services Agreement dated as of July 16, 2014 by and between the Company (as successor in interest of Intellia Therapeutics, LLC) and Caribou Biosciences, Inc.

3.	Amendment No. 1 to License Agreement dated as of February 2, 2016 by and between the Company and Caribou Biosciences, Inc.

4.	Addendum to License Agreement dated as of February 2, 2016 by and between the Company and Caribou Biosciences, Inc.

5.	License and Collaborative Research Agreement dated as of December 18, 2014 by and between the Company and Novartis Institutes for BioMedical Research, Inc.

6.	Agreement and Amendment to License and Collaborative Research Agreement, dated as of December 3, 2018, by and between the Company and Novartis Institutes for BioMedical Research, Inc.

7.	Lease Agreement, by and between the Company and MIT 130 Brookline LLC, dated as of October 21, 2014

8.	First Amendment to Lease Agreement, by and between the Company and MIT 130 Brookline Leasehold LLC, dated as of April 5, 2019

9.	Second Amendment to Lease Agreement, by and between the Company and MIT 130 Brookline Leasehold LLC, dated as of March 12, 2020

10.	License and Collaboration Agreement dated as of April 11, 2016 by and between the Company and Regeneron Pharmaceuticals, Inc.

11.	Amendment to License and Collaboration Agreement dated as of May 30, 2020 by and between the Company and Regeneron Pharmaceuticals, Inc.

12.

Letter Agreement, dated as of July 20, 2018, by and between the Company and Regeneron Pharmaceuticals, Inc. and the corresponding Form of Co-Development and Co-Promotion Agreement, by and between the Company and Regeneron Pharmaceuticals, Inc.

13.	Common Stock Purchase Agreement dated as of April 26, 2016 between the Company and Regeneron Pharmaceuticals, Inc.

14.	Common Stock Purchase Agreement dated April 26, 2016 between the Company and Novartis Institutes for BioMedical Research, Inc.

15.	Lease Agreement dated as of January 6, 2016, by and between the Company and BMR-Sidney Research Campus LLC

16.

Consent to Assignments, Licensing and Common Ownership and Invention Management Agreement for a Programmable DNA Restriction Enzyme for Genome Editing dated December 15, 2016 by and between the Company, CRISPR Therapeutics AG, The Regents of the University of California, University of Vienna, ERS Genomics Ltd., TRACR Hematology Ltd., Caribou Biosciences, Inc., and Dr. Emmanuelle Charpentier

17.	Lease Agreement dated as of March 12, 2020 between the Company and 281-295 Albany Street Leasehold LLC

18.	Common Stock Purchase Agreement as of May 30, 2020 between the Company and Regeneron Pharmaceuticals

19.	Co-Development and Co-Funding Agreements for the treatment of Hemophilia A and Hemophilia B dated May 30, 2020 by and between the Company and Regeneron Pharmaceuticals, Inc.

20.	Amendment No. 3 to the Licenses and Collaborative Research Agreement dated June 14, 2021 by and between the Company and Novartis Institutes for BioMedical Research, Inc.

21.	Leaseback Agreement dated June 16, 2021 by and between the Company and Caribou Biosciences, Inc.

Exhibit A-2

Form of Negative Assurance Letter of Goodwin Procter LLP

July     , 2021

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

As Representatives of the

Several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o SVB Leerink LLC

One Federal Street, 37th Floor

Boston, Massachusetts 02110

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re: Intellia Therapeutics, Inc.

Reference is made to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of shares of common stock, $0.0001 par value per share (the “Common Stock”), of Intellia Therapeutics, Inc. (the “Company”) pursuant to a registration statement on Form S-3ASR (No. 333-251022), together with all amendments thereto (the “Registration Statement”), all as filed prior to the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act.

We are furnishing this letter to you pursuant to Section 7(d) of the Underwriting Agreement, dated as of June 29, 2021 (the “Underwriting Agreement”), among the Company and the several underwriters listed on Schedule A to the Underwriting Agreement, for whom you are acting as Representatives (the “Underwriters”), in connection with the sale to the Underwriters by the Company of                  shares of Common Stock (the “Shares”).

The form of prospectus included in the Registration Statement when the Registration Statement became effective (the “Base Prospectus”), as supplemented by the prospectus supplement dated June 29, 2021 and filed with the Commission on June    , 2021, pursuant to Rule 424 under the Securities Act, is herein referred to as the “Prospectus.” When the Registration Statement became effective, the Base Prospectus omitted certain information in reliance upon Rule 430B under the Securities Act. That information is contained in the Prospectus, which is deemed to be a part of the Registration Statement as of the time specified in Rule 430B(f)(1) under the Securities Act. The Prospectus also updates or supplements certain information contained in the Registration Statement. Reference is also made to the form of prospectus included in the Registration Statement immediately prior to 6:00 pm (Eastern time) on June 29, 2021, (the “Applicable Time”), as supplemented by the documents (if any) listed on Appendix A hereto and the information contained in Appendix B hereto (collectively, the “Pricing Disclosure Package”). The terms Registration Statement and Prospectus, when referred to in this letter as of a specified time, include the information as of such time contained in them and in filings with the Commission incorporated by reference in the Registration Statement and the Prospectus.

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

July     , 2021

As counsel to the Company, we reviewed the Registration Statement, the Prospectus and the Pricing Disclosure Package, and participated in discussions with your representatives, those of counsel for the several Underwriters, and those of the Company and its independent public accountants, at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package were discussed. Between the Applicable Time and the time of the delivery of this letter, we participated in further discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its independent public accountants, and we reviewed certain certificates of officers of the Company and public officials and letters from the Company’s independent public accountants delivered to you today.

The purpose of our engagement was not to establish or to confirm factual matters set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Package, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Package. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that: (a) the Registration Statement, as of the date of the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, except to the extent expressly set forth in paragraphs 9 and 11 of the legal opinion of even date herewith delivered to you pursuant to Section 7(d) of the Underwriting Agreement, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and we do not express any belief as to the financial statements and related notes or financial statement schedules, or other financial or accounting data or information contained in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus. In addition, we express no opinion or belief as to the conveyance of the Pricing Disclosure Package or the information contained therein to investors.

We inform you that the Registration Statement became effective under the Securities Act on November 30, 2020 and, based solely on our review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act.

We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Underwriting Agreement.

Further, we confirm to you that the Registration Statement, as of November 30, 2020, and the Prospectus, as of its date, appeared to us on their face to respond in all material respects to the requirements of the form on which the Registration Statement was filed, except that the foregoing statement does not address any requirement relating to financial statements or related notes or financial statement schedules, or other financial and accounting data or information contained in or omitted from the Registration Statement or the Prospectus.

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

July     , 2021

This letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the sale of the Shares to the Underwriters pursuant to the Underwriting Agreement, and it may not be relied on for any other purpose or by anyone else.

Very truly yours,

GOODWIN PROCTER LLP

Appendix A

None.

Appendix B

The public offering price per share for the Shares is $        .

The number of firm Shares purchased by the Underwriters is                 .

The number of optional Shares purchased by the Underwriters is                 .

Exhibit B

Form of Opinion of McNeill Baur PLLC

Amelia Feulner Baur, PhD

610.667.2014

amelia.baur@mcneillbaur.com

July    , 2021

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

As Representatives of the Several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o SVB Leerink LLC

One Federal Street, 37th Floor

Boston, MA 02110

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Re: Intellia Therapeutics, Inc.

Ladies and Gentlemen:

This letter is delivered to you pursuant to Section 7(e) of the Underwriting Agreement, dated June 29, 2021, by and among you and Intellia Therapeutics, Inc. (the “Company”) (the “Underwriting Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Underwriting Agreement.

In connection with this letter, we have read and relied upon the Underwriting Agreement, the registration statement on Form S-3 under the Securities Act of 1933, as amended (File No. 333-251022), as filed with the Securities and Exchange Commission on November 30, 2020 (the “Registration Statement”), the General Disclosure Package, and the Final Prospectus if and only as they relate to patents or patent applications assigned to the Company or licensed or sublicensed by the Company.

As to matters of fact relevant to the opinions herein expressed, we have assumed the accuracy and completeness of, and have relied upon, the representations and warranties contained in the Registration Statement, the General Disclosure Package, and the Final Prospectus, without any independent verification thereof or any other investigation to determine if such reliance is reasonable.

We express no opinion as to the laws of any jurisdiction other than those of the United States. The opinions expressed herein are based on applicable United States laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Whenever our opinions herein are qualified by the phrase “to our knowledge” such language means that our opinions are based upon the actual knowledge of attorneys presently within our firm who perform services for the Company without any independent investigation or inquiry, except for such investigation as is specifically described herein. Unless set forth herein, we have not undertaken, for purposes of this letter, any independent investigation to determine the existence or absence of facts that would contradict our opinions and statements set forth herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

The opinions expressed herein and the statement following the opinions expressed herein are subject to the following additional qualifications, assumptions and limitations:

(i)

we express no opinion as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which a specific reference is not made; and

(ii)

we express no opinion as to the effect of other agreements or understandings among the parties, written or oral, or any usage of trade or course of prior dealing among the parties or whether, in either case, any of the foregoing would define, supplement or qualify the terms of the Underwriting Agreement;

Based upon the foregoing assumptions, and subject to the qualification set forth below, we are of the opinion that:

1)

Exhibit A attached hereto is a list of patent applications owned solely by the Company (the “Company Patent Rights”). The inventors named in the Company Patent Rights have assigned, or are obligated to assign, to the Company their rights in such patent applications and if assigned, such assignments have been recorded at the United States Patent and Trademark Office (the “USPTO”).

2)

To our knowledge, the duty of candor and good faith as required by the USPTO, and in accordance with 37 C.F.R. 1.56, during prosecution of the Company Patent Rights has been complied with, if applicable.

3)

To our knowledge, there are no facts that are reasonably likely to provide a basis for a finding that the Company does not have clear title to the Company Patent Rights described in the Registration Statement, the General Disclosure Package, and the Final Prospectus as being owned by the Company.

4)

To our knowledge, there are no facts that are reasonably likely to provide a basis for a finding of unenforceability or invalidity of at least one claim that may issue from any of the Company Patent Rights.

5)

To our knowledge, and except as described in the Registration Statement, the General Disclosure Package, and the Final Prospectus, there are no facts that are reasonably likely to provide a basis for a finding that the Company does not have valid license or sublicense rights to the licenses and sublicenses described in the Registration Statement, the General Disclosure Package, and the Final Prospectus as being licensed or sublicensed to, as the case may be, the Company.

6)

To our knowledge, except as disclosed in the Registration Statement, the General Disclosure Package, and the Final Prospectus, there are no legal or governmental proceedings pending (other than ordinary course proceedings before the USPTO for the Company’s patent applications) against the Company relating to the Company Patent Rights, to which the Company is a party, and to our knowledge no such proceedings have been threatened by governmental authorities or others.

7)

To our knowledge, except as disclosed in the Registration Statement, the General Disclosure Package, and the Final Prospectus, there are no legal or governmental proceedings pending (other than ordinary course proceedings before the USPTO and foreign patent offices) relating to the patent applications and patents that are licensed or sublicensed by the Company, as described in the Registration Statement, the General Disclosure Package, and the Final Prospectus to which the Company is a party, and to our knowledge no such proceedings have been threatened by governmental authorities or others.

8)

Based on our review of the statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package, and the Final Prospectus from the Company’s Annual Report on Form 10-K filed with the Commission on February 26, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended May 6, 2021 under the captions “Business—Collaborations,” “Business—Intellectual Property,” “Risk Factors—Risks Related to Our Intellectual Property,” “Certain Relationships and Related Party Transactions—Novartis Institutes for BioMedical Research, Inc.—License and Collaboration Agreement,” and “Certain Relationships and Related Party Transactions—Regeneron Pharmaceuticals, Inc.—License and Collaboration Agreement,” and the documents described therein, and with the understanding that except as otherwise stated herein, as to factual matters, we have relied upon the foregoing and oral or written statements and representations of officers and other representatives of the Company, including the representations and warranties of the Company in the Underwriting Agreement, and that we have not independently verified such factual matters, insofar as such statements purport to describe or summarize the Company Patent Rights, licenses, sublicenses, or laws, rules or regulations or legal conclusions relating to the Company Patent Rights, licenses, and sublicenses for which we have provided legal representation to the Company, the statements are accurate descriptions or summaries in all material respects.

9)

To our knowledge, based solely on representations to us by the Company, except as disclosed in the Registration Statement, the General Disclosure Package, and the Final Prospectus, there (a) are no rights of third parties to any intellectual property owned, licensed or sublicensed by the Company described in the Registration Statement, the General Disclosure Package, and the Final Prospectus (other than nonexclusive rights granted to research institutions to perform sponsored research on the Company’s behalf, or nonexclusive rights granted to independent contractors to perform activities on the Company’s behalf), and (b) are no asserted claims of any persons disputing the inventorship or ownership of any of the Company Patent Rights or other intellectual property owned, licensed or sublicensed by the Company described in the Registration Statement, the General Disclosure Package, and the Final Prospectus (c) is no reasonable basis of which we are aware for any such assertion, and (d) are no liens or security interests which have been filed against any of the Company Patent Rights or other intellectual property owned, licensed or sublicensed by the Company described in the Registration Statement, the General Disclosure Package, and the Final Prospectus.

10)

Except as disclosed in the Registration Statement, the General Disclosure Package, and the Final Prospectus, we are not aware of any fact with respect to the patent applications within the Company Patent Rights presently on file that (a) would preclude the issuance of patents with respect to such applications, (b) would lead us to conclude that such patents, when issued, would not have at least one valid and enforceable claim in accordance with applicable regulations or (c) would result in a third party having any rights in any patent issuing from such patent applications.

11)

To our knowledge, except as described in the Registration Statement, the General Disclosure Package, and the Final Prospectus, the Company has not received any material written notice specifically claiming that a U.S. patent is or would be infringed by the activities of the Company described in the General Disclosure Package or the Final Prospectus relating to the preclinical programs or product candidates proposed to be developed, manufactured, used or sold by the Company.

Our only client in this matter is Intellia Therapeutics, Inc. and providing this opinion does not in any way establish an attorney-client relationship with the Underwriters. We have not done a freedom-to-operate search and analysis for this opinion, nor have we done a search or analysis on all of the Company’s current and proposed businesses and licenses. This letter is rendered only to the addressee(s) set forth above, as representatives of the Underwriters listed on Schedule A to the Underwriting Agreement, and is solely for the benefit of the Underwriters in connection with the closing on the date hereof under the Underwriting Agreement and may not be used, quoted, circulated or otherwise referred to for any other purposes, or relied upon by any other person or entity, without our express written consent. We undertake no obligation to update this opinion, after the date hereof, even if additional factual information comes to our attention (including factual information that contradicts factual information relied upon herein) or in the event of a change in the applicable laws.

Very truly yours,

Amelia Feulner Baur, PhD
McNeill Baur PLLC

Exhibit C

Form of Lock-Up Agreement

        , 2021

Intellia Therapeutics, Inc.

130 Brookline St.

Cambridge, MA 02139

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Leerink LLC

Barclays Capital Inc.

As Representatives of the several Underwriters

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

c/o	Jefferies LLC
520 Madison Avenue
New York, NY 10022

c/o	SVB Leerink LLC
One Federal Street, 37th Floor
Boston, MA 02110

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sir or Madam:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of shares of common stock, $0.0001 par value per share (the “Securities”) of Intellia Therapeutics, Inc., a Delaware corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified below in the third paragraph (the “Lock-Up Period”), the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of, directly or indirectly, any Securities or any options or warrants to purchase any Securities, or any securities convertible into or exchangeable or exercisable for any Securities or enter into a transaction which would have the same effect, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above, without, in each case, the prior written consent of Goldman Sachs & Co. LLC, Jefferies LLC, SVB Leerink LLC and Barclays Capital Inc., as representatives of the several Underwriters (collectively, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a letter agreement in substantially the same form as this letter agreement (this “Lock-Up Agreement”), beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and include the date that is 60 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.

Notwithstanding anything herein to the contrary, the restrictions contained in this Lock-Up Agreement shall not apply to any of the following: (i) transfers of Securities as a bona fide gift or gifts or for bona fide estate planning purposes; (ii) transfers of Securities or other securities of the Company to a trust or limited family partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin); (iii) transfers of Securities or other securities of the Company by will, other testamentary document or intestate succession in a transaction not involving a disposition for value; (iv) transfers of Securities or other securities of the Company pursuant to a court order in respect of, or by operation of law as a result of, a divorce, in a transaction not involving a disposition for value; (v) the transfer of Securities to the Company in connection with the exercise, including by and to the extent necessary to cover any “net” exercise, of any options or warrants to acquire Securities or the conversion of any convertible security into Securities in accordance with its terms, provided that any Securities issued to the undersigned upon such exercise or conversion shall be subject to the restrictions set forth herein and no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer, exercise, or conversion (other than a filing on a Form 5 made after the expiration of the Lock-Up Period or, in the case of a “net” exercise, a filing on a Form 4 that reports such “net” exercise under the transaction code “F”); (vi) transfers of Securities or other securities of the Company to a limited liability company or partnership wholly-owned and controlled by the undersigned, provided that the transfer shall not involve a disposition for value; (vii) if the undersigned is a trust, transfers of Securities or other securities of the Company to any beneficiary of the undersigned or the estate of any such beneficiary, provided that the transfer shall not involve a disposition for value; (viii) transfers or distributions of Securities to members, limited partners, stockholders or affiliates of, or any investment fund or other entity that controls or manages, the undersigned, provided that the transfer or distribution shall not involve a disposition for value; (ix) transfers or distributions in connection with a merger or sale of all or substantially all of the voting securities or assets of the Company, regardless of how such a transaction is structured (it being further understood that this agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender Securities or other securities of the Company in, any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth herein shall continue to apply should the completion of the transaction not occur; (x) Securities purchased by the undersigned in the open market, provided that no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such sale (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); (xi) the entering into by the undersigned of a written trading plan pursuant to Rule 10b5-1 of the Exchange Act (a “10b5-1 Plan”) during the Lock-Up Period and the sale of Securities (including following the exercise of options to purchase Securities) pursuant to such 10b5-1 Plan, provided, however, that, with respect to clause (xi), it shall be a condition to such sale that any filing made under Section 16(a) of the Exchange Act must note that the sale is made pursuant to such 10b5-1 Plan and that all such sales under a 10b5-1 Plan established pursuant to clause (xi) shall not exceed twenty percent (20%) of the total Securities that may be sold pursuant to such 10b5-1 Plan; or (xii) the sale of Securities (including following the exercise of options to purchase Securities) pursuant to a 10b5-1 Plan under the Exchange Act adopted prior to the date hereof, provided, however, that, with respect to clause (xii), it shall be a condition to such sale that any filing made under Section 16(a) of the Exchange Act must note that the sale is made pursuant to such 10b5-1 Plan; provided further that, with respect to clauses (i), (ii), (iii), (iv), (vi), (vii) and (viii), (a) each transferee or distributee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, and (b) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer, exercise, conversion or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void upon the earliest to occur, if any, of

(i) the date on which the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (ii) upon written notice from an authorized officer of the Company to the Representatives, executed or delivered prior to the signing of the Underwriting Agreement, that the Company has determined not to proceed with the public offering of the Securities. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

[Name of stockholder]